Exhibit 10.25

LIQUIDATION AGREEMENT

THIS LIQUIDATION AGREEMENT (the “Agreement”), made as of this 13th day of May, 2021, by and among CROWN CRAFTS, INC., a Delaware corporation; SASSY BABY, INC. f/k/a Hamco, Inc., a Louisiana corporation; CAROUSEL DESIGNS, LLC, a Delaware limited liability company (“Carousel”); and NOJO BABY & KIDS, INC. f/k/a Crown Crafts Infant Products, Inc., a Delaware corporation (collectively, the “Companies”), and THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”).

WITNESSETH:

WHEREAS, the Companies and CIT have entered into that certain Financing Agreement dated July 11, 2006 (as amended, supplemented and/or restated, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement;

WHEREAS, the Board of Directors of Crown Crafts, Inc., the sole member of Carousel, has voted to cease the operations, to wind-down its operations, transfer its assets to other of the Companies and/or to third parties for consideration, to pay all debts of Carousel outstanding and to possibly file articles of dissolution with the Delaware Secretary of State (“Dissolution Articles”) (collective such action being, the “Carousel Liquidation”);

WHEREAS, CIT and the Companies desire to enter into this Agreement to document the Carousel Liquidation in the terms of the Financing Agreement, remove Carousel as a party to the Financing Agreement after the disposal of all of Carousel’s assets (“Carousel Assets”) and payment of all its liabilities (“Liquidation Completion”), provide for automatic release of CIT’s interest in the Carousel Assets upon disposal and evidence CIT’s consent to such action;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Liquidation Notice, Removal from Financing Agreement and Lien Release. Upon the sale of any of the Carousel Assets, the lien of CIT in such property shall be and is hereby automatically released by CIT without the need for further action or filing. Upon request by the Companies, CIT shall provide reasonable confirmation of such release. Upon CIT’s request, the Companies shall at any time provide CIT an accounting of the sale of the Carousel Assets. Upon the occurrence of the Liquidation Completion, the Companies shall so advise CIT in writing or via electronic communication means (“Completion Notice”) and effective immediately upon giving the Completion Notice, Carousel shall no longer be a party to the Financing Agreement. If Dissolution Articles are filed, the Companies shall promptly provide CIT with copies of the same.

2.         Assumption and Reaffirmation. To the extent not otherwise accomplished by joint agreements in the Financing Agreement, all the Companies other than Carousel (the “Remaining Companies”) as of the date of the Completion Notice is given (the “Completion Date”) do hereby assume and agree to pay, perform and discharge all of the liabilities and obligations of Carousel under the Financing Agreement.

3.         Further Assurances and Authorizations. The Remaining Companies hereby covenant and agree that after the Completion Date, each and any of the Remaining Companies will execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and will do all such other acts and things as may be required by law or as may be reasonably necessary to carry out the full intent and purposes of this Agreement.

4.         Consent and Waiver of CIT. CIT hereby consents to the Carousel Liquidation and to the extent that any act related thereto constitutes an Event of Default and/or a breach of Paragraph 10.1 of the Financing Agreement, CIT hereby waives any and all rights it may have either to declare default under or to terminate the Financing Agreement as a result thereof.

5.         General Provisions. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same agreement. A facsimile or electronically transmitted and/or authenticated signature shall constitute an original signature for the purposes of binding the parties hereunder. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; and shall be binding upon the parties hereto and their respective successors and assigns. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Agreement may not be amended or changed in any respect or in any manner other than by a writing signed by the parties hereto. No course of dealing between the parties hereto shall change or modify this agreement. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

COMPANIES:

CROWN CRAFTS, INC.
SASSY BABY, INC.
CAROUSEL DESIGNS, LLC
NOJO BABY & KIDS, INC.

By:	/s/ Craig J. Demarest
Craig J. Demarest
Vice President and Chief Financial Officer

CIT:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Vernon Wells
Vernon Wells
Vice President